UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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GOOD HARBOR PARTNERS ACQUISITION CORP.

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GOOD HARBOR PARTNERS ACQUISITION CORP.

2101 Wilson Avenue, Suite 1000

Arlington, Virginia 22201

To the Stockholders of Good Harbor Partners Acquisition Corp.:

On November 15, 2007, we announced the termination of our previously announced letters of intent to acquire operating businesses in the security industry due to changed circumstances affecting the valuation of the target companies. Based on these developments, our board of directors determined that the aggregate valuation of the target companies was not expected to satisfy the requirements in Good Harbor’s certificate of incorporation and decided to terminate these letters of intent. As a result and because the terms of our certificate of incorporation and initial public offering do not permit the substitution of business combinations, the board of directors determined it would be in the best interests of the Class B common stockholders to distribute the funds in the IPO trust account to the Class B common stockholders sooner than the outside date for such distribution specified in our certificate of incorporation (which is within 60 days of our termination date, March 15, 2008). As of November 30, 2007, there was approximately $56,387,000 (approximately $5.32 per Class B share) in the trust account. Further, our board of directors also determined that it would be in the best interests of our stockholders for Good Harbor to continue its corporate existence after the distribution of the IPO trust account, rather than dissolve as required by our certificate of incorporation, and to do so with a new certificate of incorporation that would be suitable for Good Harbor as a non-blank check company.

We have called a special meeting of stockholders to be held at              Eastern Time, on             , 2008, at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts 02199 to obtain the requisite approval of our stockholders to accomplish the foregoing. Specifically, at this special meeting, you will be asked to consider and vote upon the following proposals (as described in more detail in this proxy statement):

•

The Early Distribution Proposal — a proposal to amend the certificate of incorporation of Good Harbor to expressly permit the early distribution of the trust account holding the proceeds of Good Harbor’s IPO to the holders of the Class B common stock and the related cancellation of the outstanding Class B common stock and conversion of such shares into the right to receive the trust distribution;

•

The Amendment and Restatement Proposals — three proposals to amend and restate the certificate of incorporation of Good Harbor to permit its continuance as a corporation beyond the time currently specified in its certificate of incorporation without the limitations related to its IPO; these proposals will be acted upon following, and will be conditioned upon, the approval of the early distribution proposal and the filing of the early distribution amendment with the Secretary of State of Delaware:

•

Elimination of Blank Check Company Restrictions Proposal — to remove the Fifth Article from the certificate of incorporation, which, among other blank check company-related restrictions, requires Good Harbor to dissolve following distribution of the IPO trust account, and to remove the authorized Class B common stock as incidental to the Fifth Article;

•	Authorized Shares Proposal — to increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares of common stock; and

•	Written Consent Proposal — to restrict the Good Harbor stockholders’ ability to act by written consent.

Holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class with respect to the proposals set forth above. However, the amendment and restatement proposals will not be presented to our stockholders for a vote at the special meeting unless and until the early distribution proposal has been approved by our stockholders and the early distribution amendment has been filed with the Secretary of State of Delaware. We expect that filing to occur immediately following confirmation from the inspector of elections that the early distribution proposal has been approved by the stockholders. At the time of the filing, all outstanding shares of Class B common stock will be automatically cancelled and converted into the right to receive a pro rata portion of Good Harbor’s IPO trust account pursuant to the terms of Good Harbor’s certificate of incorporation. Accordingly, at the time the amendment and restatement proposals are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote with respect to the amendment and restatement proposals. As a matter of corporate law, stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote on the amendment and restatement proposals, will not be entitled to vote on the amendment and restatement proposals by virtue of the cancellation of the Class B common stock prior to the vote. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to the amendment and restatement proposals and no ballots will be used for in-person voting by Class B common stockholders with respect to these proposals.

After careful consideration, Good Harbor’s board of directors has determined that each of the proposals is fair to and in the best interests of Good Harbor and its stockholders. Good Harbor’s board of directors recommends that you vote, or give instruction to vote, “FOR” the adoption of each of the proposals.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning each of the proposals. We urge you to read the proxy statement and attached annexes carefully.

Your vote is important. Whether or not you plan to attend the special meeting in person, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Ralph S. Sheridan
Chief Executive Officer and Secretary

The proxy statement is dated                     , 2008 and is first being mailed to Good Harbor stockholders on or about                     , 2008.

GOOD HARBOR PARTNERS ACQUISITION CORP.

2101 Wilson Avenue, Suite 1000

Arlington, Virginia 22201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2008

TO THE STOCKHOLDERS OF GOOD HARBOR PARTNERS ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Good Harbor Partners Acquisition Corp., a Delaware corporation (“Good Harbor”), will be held at             , Eastern Time, on                     , 2008, at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts 02199, for the following purposes:

(1)	to consider and vote upon the amendment of the certificate of incorporation of Good Harbor to expressly permit the early distribution of Good Harbor’s IPO trust account to the holders of the Class B common stock;

(2)	to consider and vote upon three proposals to amend and restate the certificate of incorporation of Good Harbor following and conditioned upon the approval of the early distribution proposal and the filing of the early distribution amendment with the Secretary of State of Delaware:

•

to eliminate the blank check company restrictions by removing the Fifth Article from the certificate of incorporation, which, among other blank check company-related restrictions, requires Good Harbor to dissolve following distribution of the IPO trust account, and by removing the authorized Class B common stock as incidental to the Fifth Article;

•	to increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares of common stock; and

•	to restrict the Good Harbor stockholders’ ability to act by written consent; and

(3)	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the early distribution proposal and/or any of the amendment and restatement proposals.

These items of business are more fully described in the attached proxy statement, which we encourage you to read in its entirety before voting. Good Harbor will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement thereof by Good Harbor’s board of directors.

Holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class with respect to the proposals set forth above. However, the amendment and restatement proposals will not be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on the amendment and restatement proposals) unless and until the early distribution proposal has been approved by our stockholders and the early distribution amendment has been filed with the Secretary of State of Delaware. We expect that filing to occur immediately following confirmation from the inspector of elections that the early distribution proposal has been approved by the stockholders. At the time of the filing, all outstanding shares of Class B common stock will be automatically cancelled and converted into the right to receive a pro rata portion of Good Harbor’s IPO trust account pursuant to the terms of Good Harbor’s certificate of incorporation. Accordingly, at the time the amendment and restatement proposals are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote with respect to the amendment and restatement proposals. As a matter of corporate law, stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote on the amendment and restatement proposals, will not be entitled to vote on the amendment and restatement proposals by virtue of the cancellation of the Class B common stock prior to the opening of the polls. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to the amendment and restatement proposals and no ballots will be used for in-person voting by Class B common stockholders with respect to these proposals.

The record date for the special meeting is                     , 2008. Only holders of record of Good Harbor’s common stock and Class B common stock at the close of business on                     , 2008 are entitled to notice of the special meeting and to have their vote counted at the special meeting and any adjournments or postponements thereof, subject to the cancellation of the Class B common stock immediately upon the filing of the early distribution amendment, as described above. A complete list of Good Harbor stockholders of record entitled to vote at the special meeting will be available for inspection by stockholders for 10 days prior to the date of the special meeting at the principal executive offices of Good Harbor during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. The early distribution proposal and the amendment and restatement proposals must be approved the affirmative vote of a majority of the outstanding shares as of the record date of Good Harbor common stock and Class B common stock, voting together as a single class, subject to the cancellation of the Class B common stock immediately upon the filing of the early distribution amendment, as described above. The adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of common stock and Class B common stock, voting together as a single class, represented in person or by proxy and voting at the special meeting. An adjournment of the special meeting following the filing of the early distribution amendment would require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting.

All Good Harbor stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Good Harbor’s common stock or Class B common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting “AGAINST” approval of the early distribution proposal and each of the amendment and restatement proposals, but will have no effect on the vote with respect to the adjournment proposal. Abstentions will count towards the vote total for approval of the early distribution proposal and each of the amendment and restatement proposals and will have the same effect as “AGAINST” votes for each such proposal. An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.

The board of directors of Good Harbor recommends that you vote “FOR” each of the proposals, which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors,

Ralph S. Sheridan
Chief Executive Officer and Secretary , 2008

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?

A.	Good Harbor Partners Acquisition Corp. (“Good Harbor”) is a blank check company formed in 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an operating business in the security industry. On March 15, 2006, we completed our IPO of equity securities, raising net proceeds of approximately $54.9 million. Like most blank check companies, our certificate of incorporation provides for the return of the IPO proceeds held in trust to the holders of shares of Class B common stock sold in the IPO if there is no qualifying business combination(s) consummated before the termination date as defined in the certificate of incorporation. Our certificate of incorporation provides that, upon the termination date, all outstanding shares of Class B common stock will automatically be cancelled and that Good Harbor will cause its officers to distribute the funds in the trust account (inclusive of interest) to the holders of Class B common stock within sixty days of the termination date. Further, our certificate of incorporation requires that after the cancellation of the Class B common stock and the distribution of the funds in the trust account, the officers of Good Harbor shall take such action necessary to dissolve and liquidate Good Harbor as soon as reasonably practicable.

Specifically, our certificate of incorporation defines the “termination date” as the later of the following dates: if we do not effect a business combination as described in our IPO registration statement within 18 months after the consummation of our IPO or within 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of our IPO and the business combination has not been consummated within such 18 month period. In August 2007, Good Harbor entered into letters of intent to acquire two target companies. These letters of intent were sufficient under our certificate of incorporation to extend the time available to consummate these business combinations to March 15, 2008 (the “Termination Date”).

On November 15, 2007, Good Harbor announced that it had terminated the letters of intent. The decision to terminate these letters of intent was based on several factors and changed circumstances including facts and circumstances learned in the due diligence investigation of the target companies after the execution of the letters of intent affecting the valuation of the target companies and lower than expected financial performance of both target companies following the announcement of the letters of intent. As a result, our board of directors determined that the aggregate valuation of the target companies was not expected to satisfy the requirement in Good Harbor’s certificate of incorporation that qualifying business combinations have a fair market value equal to at least 80% of the net assets of the IPO trust account at the time such acquisitions are to be consummated.

Due to the termination of the letters of intent and the inability under our certificate of incorporation and the terms of our IPO to substitute business combinations for those that were the subject of the letters of intent, our board of directors has determined that it is no longer possible for Good Harbor to consummate a qualifying business combination prior to the Termination Date. Based upon this determination, our board of directors believes it is in the best interests of our stockholders to take the necessary actions to return to the holders of our Class B common stock the amounts held in the trust account with interest (net of applicable taxes, if any) prior to the stated Termination Date. As of November 30, 2007, there was approximately $56,387,000 (approximately $5.32 per Class B share) in the trust account. Following the trust account distribution, subject to the approval of the holders of our common stock, the only class that will then be outstanding, Good Harbor intends to continue as a corporate entity, rather than dissolve, and pursue the acquisition of one or more operating companies in the security industry or other industries.

Q.	Why is Good Harbor proposing the early distribution amendment?

A.

Good Harbor was organized for the purpose of acquiring one or more domestic and/or foreign operating businesses in the security industry. Once our board of directors determined it was no longer possible to fulfill this purpose within the timeframe required by our certificate of incorporation, our board of directors determined that it was in the best interests of our stockholders to accelerate the distribution of the funds in our trust account to the holders of our Class B common stock, which otherwise would not occur until after March 15, 2008, pursuant to the terms of our certificate of incorporation. We are seeking an amendment to our certificate of incorporation to expressly permit early distribution of the funds in the trust account. This proposed amendment to our certificate of incorporation is attached as Annex I hereto.

Q.	Why is Good Harbor proposing the amendment and restatement proposals?

A.	Conditioned on approval of the early distribution proposal, Good Harbors’ stockholders are also being asked to approve the amendment and restatement of our certificate of incorporation. The purpose of the amendment and restatement of our certificate of incorporation is to permit Good Harbor to continue its corporate existence (rather than dissolving, as currently required by our certificate of incorporation following the distribution of the funds in the trust account) and to do so with a corporate charter that does not contain blank check company-related provisions and other restrictions. Specifically, the amendment and restatement proposals include removing the restrictive provisions relating to the operations of Good Harbor as a blank check company and removing the related dual class common stock capital structure by eliminating the authorized Class B common stock, increasing the authorized shares of common stock and prohibiting stockholder action by written consent. If the elimination of blank check company restrictions proposal is approved, Good Harbor may pursue the acquisition of one or more operating companies in the security industry or other industries. See the section entitled “Background Information—Continuation of Good Harbor Following the Distribution of the Trust Account.” Since the termination of the letters of intent in November 2007, Good Harbor has reduced its operations to maintaining its contacts in the business community and conducting informal, preliminary talks with potential acquisition candidates and others who might provide leads and referrals to potential acquisition candidates. As of the date of this proxy statement, Good Harbor has no arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until the elimination of blank check company restrictions proposal is approved by our stockholders at the special meeting. Good Harbor’s amended and restated certificate of incorporation, as it will be filed with the Secretary of State of Delaware if it is approved, is attached as Annex II hereto.

Q.	What is being voted on?

A.	There are five proposals on which the Good Harbor stockholders are being asked to vote. The first proposal is to amend our certificate of incorporation to expressly permit the early distribution of the trust account to the Class B common stockholders (which we refer to as the early distribution proposal).

The second, third and fourth proposals, collectively referred to as the amendment and restatement proposals, are to approve an amendment and restatement of the certificate of incorporation to (i) remove the Fifth Article from the certificate of incorporation, which, among other blank check company-related restrictions, requires Good Harbor to dissolve following distribution of the IPO trust account, and remove the related dual class common stock capital structure by eliminating the authorized Class B common stock as incidental to the Fifth Article (which we refer to as the elimination of blank check company restrictions proposal), (ii) increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares (which we refer to as the authorized shares proposal), and (iii) restrict the Good Harbor stockholders’ ability to act by written consent (which we refer to as the written consent proposal). None of the amendment and restatement proposals will be presented to stockholders at the special meeting unless the early distribution proposal has already been approved and the early distribution amendment has already been filed with the Secretary of State of Delaware.

The fifth proposal, the adjournment proposal, is to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to approve the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal or the written consent proposal.

Q.	What’s the relationship between the early distribution proposal and the amendment and restatement proposals?

The amendment and restatement proposals will not be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on the amendment and restatement proposals) unless and until the early distribution proposal has been approved by our stockholders and the early amendment has been filed with the Secretary of State of Delaware.

Q.	What will happen at the special meeting if the early distribution proposal is approved?

A.	If the early distribution proposal is approved, Good Harbor will cause the early distribution amendment (attached as Annex I hereto) to be filed with the Secretary of State of Delaware immediately following the vote. While the special meeting will continue, the polls for voting on the amendment and restatement proposals will not open until after we have received confirmation from the Secretary of State of Delaware that the early distribution amendment has been filed. Immediately upon the filing of the early distribution amendment, all outstanding shares of Class B common stock will be automatically cancelled.

Q.	Why are the Class B common stockholders not entitled to vote on the amendment and restatement proposals?

A.	At the time the amendment and restatement proposals are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote with respect to the amendment and restatement proposals. As a matter of corporate law, stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote on the amendment and restatement proposals, will not be entitled to vote on the amendment and restatement proposals by virtue of the cancellation of the Class B common stock prior to the opening of the polls. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to the amendment and restatement proposals and no ballots will be used for in-person voting by Class B common stockholders for these proposals.

Q.	How are votes counted?

A.	Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. For all of the proposals, holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class, subject to the cancellation of the Class B common stock immediately upon the filing of the early distribution amendment, as described above.

With respect to the early distribution proposal and each of the amendment and restatement proposals, abstentions and broker non-votes will have the same effect as “AGAINST” votes. An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms. These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The adjournment proposal is the only discretionary item being proposed at the special meeting.

Q.	What is the quorum requirement?

A.	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock and Class B common stock on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q.	Who can vote at the special meeting?

A.	Only holders of record of Good Harbor’s common stock and Class B common stock at the close of business on , 2008 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof, subject to the cancellation of the Class B common stock immediately upon the filing of the early distribution amendment, as described above. On this record date, there were shares of common stock and shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on                     , 2008 your shares were registered directly in your name with Good Harbor’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on                     , 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	What vote is required in order to adopt the early distribution proposal?

A.	The adoption of the early distribution proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Class B common stock on the record date, voting together as a single class. If you do not vote or “Abstain” from voting on this proposal, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

Q.	What vote is required in order to adopt the amendment and restatement proposals?

A.

The amendment and restatement proposals will only be presented to the stockholders for a vote at the special meeting if all of the outstanding shares of Class B common stock have already been cancelled upon the filing of the early distribution amendment. Once the shares of Class B common stock have been cancelled, adoption of the amendment and restatement proposals will each require the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. If you do not vote or “Abstain” from voting on any of these proposals, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

Q.	What vote is required in order to adopt the adjournment proposal?

A.	The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock, voting together as single class, represented in person or by proxy and voting at the special meeting.

An adjournment of the special meeting following the filing of the early distribution amendment would require the affirmative vote of the holders of a majority of the shares of our common stock only, represented in person or by proxy and voting at the special meeting.

Q.	Does the Good Harbor board recommend voting for the approval of the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal?

A.	Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of Good Harbor has determined that the early distribution proposal, each of the amendment and restatement proposals and the adjournment proposal are fair to and in the best interests of Good Harbor and its stockholders. The Good Harbor board of directors recommends that Good Harbor stockholders vote “FOR” each of these proposals.

Q.	How do Good Harbor’s directors and officers intend to vote their shares?

A.	Good Harbor’s directors and officers have advised Good Harbor that they support the early distribution and amendment and restatement proposals and will vote any shares held by them ‘FOR” them, together with the adjournment proposal. Currently, 100 shares of common stock are held by an officer of Good Harbor and no shares of Class B common stock are held by Good Harbor’s directors and officers.

Q.	What interests do Good Harbor’s directors and officers have in the approval of the proposals?

A.	Good Harbor’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of warrants which may become exercisable in the future, the possibility of future compensatory arrangements, and the possibility of participation in future financings. See the section entitled “Background Information—Interests of Good Harbor Directors and Officers in the Proposals.”

Q.	What if I object to the early distribution proposal or the amendment and restatement proposals? Do I have appraisal rights?

A.	Good Harbor stockholders do not have appraisal rights in connection with the early distribution proposal or any of the amendment and restatement proposals under the Delaware General Corporation Law (“DGCL”).

Q.	If I vote in favor of the early distribution proposal, should I send in my Class B common stock certificates now?

A.	No. If the early distribution proposal is approved at the special meeting, you will receive written instructions after the special meeting explaining how to exchange your shares of Class B common stock for the cash from the trust account to which you will be entitled.

Q.	What happens to the funds held in the trust account if the early distribution proposal is not approved?

A.	If the early distribution proposal is not approved, then Good Harbor will not be authorized to distribute the funds held in the trust account to holders of the Class B common stock prior to March 15, 2008, and the trust account distribution will occur within 60 days of March 15, 2008.

Q.	What happens to the funds held in the trust account if the early distribution proposal is approved?

A.	If the early distribution proposal is approved, Good Harbor will cause the trust account distribution to occur within 60 days of the date of the special meeting.

Q.	What happens to the Good Harbor warrants if the elimination of blank check company restrictions proposal is not approved?

A.	If the elimination of blank check company restrictions proposal is not approved, Good Harbor will be required to commence proceedings to dissolve and liquidate following distribution of the funds in the trust account and your Good Harbor warrants will cease to be outstanding.

Q.	What happens to the Good Harbor warrants if the elimination of blank check company restrictions proposal is approved?

A.	If the elimination of blank check company restrictions proposal is approved, Good Harbor will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. It is Good Harbor’s position that the warrants will become exercisable upon the consummation of any business combination following stockholder approval of this proposal. For more information, see the sections entitled “Description of Securities” and “Background Information—Status of Outstanding Warrants Following the Special Meeting of Stockholders.”

Q.	If the elimination of blank check company restrictions proposal is approved, what happens next?

A.	If the elimination of blank check company restrictions proposal is approved, Good Harbor expects to continue its existence as a corporate entity and may pursue the acquisition of one or more operating companies in the security industry or other industries, subject to several important factors, including the availability of financing and the role and level of involvement of Good Harbor’s current board of directors and management in Good Harbor’s post-blank check company operations. Currently, it is anticipated that Good Harbor’s board of directors will continue to serve as directors of Good Harbor through the date of the special meeting and may continue thereafter. Since the termination of the letters of intent in November 2007, Good Harbor has reduced its operations to maintaining its contacts in the business community and conducting informal, preliminary talks with potential acquisition candidates and others who might provide leads and referrals to potential acquisition candidates. As of the date of this proxy statement, Good Harbor has no arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until the elimination of blank check company restrictions proposal is approved by our stockholders at the special meeting.

Following the approval of the elimination of blank check company restrictions proposal, we cannot assure you that we will be able to acquire an operating business, nor can we assure you that we will be able to remain quoted on the OTC Bulletin Board.

Q.	What do I need to do now?

A.

Good Harbor urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a stockholder of Good Harbor.

You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of Good Harbor common stock and/or Class B common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote in person if you have already voted by proxy.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Good Harbor. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q.	What will happen if I abstain from voting or fail to vote?

A.	An abstention or failure to vote will have the effect of voting against the early distribution proposal and each of the amendment and restatement proposals. An abstention or failure to vote will have no effect on any vote to adjourn the special meeting.

Q.	Can I change my vote after I have mailed my signed proxy or direction form?

A.	Yes. You can revoke your proxy at any time prior to the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways: (i) you may submit another properly completed proxy card with a later date; (ii) you may send a written notice that you are revoking your proxy to Good Harbor’s corporate secretary at the address listed at the end of this section; or (iii) you may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q.	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. You will also receive more than one proxy card if you hold shares of both common stock and Class B common stock. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Good Harbor shares.

Q.	Who is paying for this proxy solicitation?

A.

Good Harbor will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?

A.	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Good Harbor Partners Acquisition Corp.

2101 Wilson Avenue, Suite 1000

Arlington, Virginia 22201

Attn: Corporate Secretary

Tel: (703) 812-9199

You may also obtain additional information about Good Harbor from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account, Good Harbor’s ability to remain quoted on the OTC Bulletin Board, the application of Rule 419 or other restrictions to future financings or business combinations involving Good Harbor and Good Harbor’s ability to finance and consummate acquisitions following the distribution of the funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Good Harbor or any person acting on Good Harbor’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Good Harbor undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SPECIAL MEETING OF GOOD HARBOR STOCKHOLDERS

General

We are furnishing this proxy statement to the Good Harbor stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of Good Harbor stockholders to be held on                     , 2008, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                     , 2008 in connection with the vote on the early distribution proposal, the amendment and restatement proposals and the adjournment proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting. Unless the context requires otherwise, the terms “Good Harbor,” “we,” “us,” and “our” refer to Good Harbor Partners Acquisition Corp.

Date, Time and Place

The special meeting will be held at        Eastern Time, on                     , 2008, at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts 02199.

Purpose of the Good Harbor Special Meeting

At this special meeting, you will be asked to consider and vote upon the following proposals:

•

The Early Distribution Proposal — a proposal to amend the certificate of incorporation of Good Harbor to expressly permit the early distribution of the IPO trust account to the holders of the Class B common stock;

•

The Amendment and Restatement Proposals — three proposals to amend and restate the certificate of incorporation of Good Harbor following and conditioned upon the approval of the early distribution proposal and the filing of the early distribution amendment with the Secretary of State of Delaware:

•

Elimination of Blank Check Company Restrictions Proposal — to remove the Fifth Article from the certificate of incorporation, which, among other blank check company-related restrictions, requires Good Harbor to dissolve following the distribution of the IPO trust account and to remove the authorized Class B common stock as incidental to the Fifth Article.

•	Authorized Shares Proposal — to increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares; and

•	Written Consent Proposal — to restrict the Good Harbor stockholders’ ability to act by written consent; and

•

The Adjournment Proposal — a proposal to authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the early distribution proposal or any of the amendment and restatement proposals.

Recommendation of Good Harbor Board of Directors

Our board of directors:

•

has determined that each of the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal is fair to and in the best interests of us and our stockholders;

•

has approved the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal; and

•

recommends that our common stockholders vote “FOR” each of the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal.

Record Date; Who is Entitled to Vote

For all of the proposals, holders of our common stock and Class B common stock as of the record date for the special meeting are each entitled to one vote for each share of record and vote together as a single class, subject to the cancellation of the Class B common stock immediately upon the filing of the early distribution amendment, as described below. On this record date, there were              shares of common stock and              shares of Class B common stock outstanding and entitled to vote. Holders of warrants are not entitled to vote at the special meeting.

The amendment and restatement proposals will not be presented to our stockholders for a vote at the special meeting (i.e., the polls will not be opened for voting on the amendment and restatement proposals) unless and until the early distribution proposal has been approved by our stockholders and the early distribution amendment has been filed with the Secretary of State of Delaware. We expect that filing to occur immediately following confirmation from the inspector of elections that the early distribution proposal was approved by the stockholders. At the time of the filing, all outstanding shares of Class B common stock will be automatically cancelled and converted into the right to receive a pro rata portion of Good Harbor’s IPO trust account pursuant to the terms of Good Harbor’s certificate of incorporation. Accordingly, at the time the amendment and restatement proposals are presented to the stockholders for a vote at the special meeting, only the shares of common stock will be outstanding and entitled to vote on the amendment and restatement proposals. As a matter of corporate law, stockholders who previously held shares of Class B common stock that were outstanding as of the record date and otherwise would have been entitled to vote with respect to the amendment and restatement proposals, will not be entitled to vote on the amendment and restatement proposals by virtue of the cancellation of the Class B common stock prior to the opening of the polls. Accordingly, the proxy cards for the Class B common stockholders included with this solicitation do not contain voting boxes with respect to the amendment and restatement proposals and no ballots will be used for in-person voting by Class B common stockholders on these proposals.

Good Harbor’s officers and directors have advised us that they support each of the proposals and intend to vote their shares “FOR” the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal at the special meeting. As of November 30, 2007, Good Harbor’s officers and directors, either directly or beneficially, owned and were entitled to vote 100 shares, or less than 1%, of Good Harbor’s outstanding common stock and no shares of Good Harbor’s outstanding Class B common stock.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock and Class B common stock will constitute a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, your broker may not vote your shares on the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal or the written consent proposal.

Vote of Our Stockholders Required

The affirmative vote of a majority of the outstanding shares of Good Harbor common stock and Class B common stock, voting together as a single class, is required to adopt the early distribution proposal. Each of the amendment and restatement proposals will only require the affirmative vote of the majority of the outstanding shares of Good Harbor common stock, since the amendment and restatement proposals will not be presented to the stockholders at the special meeting until after all of the outstanding shares of Class B common stock have been cancelled pursuant to the early distribution amendment. If you do not vote or “Abstain” from voting on any of these proposals, it will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

If the affirmative vote of a majority of the outstanding shares of Good Harbor common stock and Class B common stock, voting together as a single class, is not obtained for the approval of the early distribution proposal, none of the amendment and restatement proposals will be presented at the special meeting for approval.

The adoption of the adjournment proposal will require the affirmative vote of the holders of a majority of the shares of our common stock and Class B common stock represented and voting at the special meeting in person or by proxy, together as a single class. An adjournment of the special meeting following the filing of the early distribution amendment would require the affirmative vote of the holders of a majority of the shares of our common stock only represented and voting at the special meeting in person or by proxy.

Voting Your Shares

Each share of Good Harbor common stock and Class B common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock and Class B common stock that you own.

There are two ways to vote your shares of Good Harbor common stock and Class B common stock at the special meeting:

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

We are providing separate proxy cards for holders of common stock and holders of Class B common stock. Accordingly, if you hold shares of both common stock and Class B common stock, you will receive two proxy cards enclosed with this proxy statement. If you receive two proxy cards, please fill out both cards according to the instructions set forth therein to make sure all of your votes are counted.

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock or Class B common stock, you may call our corporate secretary at (703) 812-9199.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the early distribution proposal, the elimination of blank check company restrictions proposal, the authorized shares proposal, the written consent proposal and the adjournment proposal. Under our by-laws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Good Harbor will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward their proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

BACKGROUND INFORMATION

General

We were incorporated in Delaware on August 10, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination of an operating business in the security industry whose fair market value is at least equal to 80% of our net assets at the time of such business combination.

Initial Public Offering

A registration statement for our IPO was declared effective on March 8, 2006. On March 15, 2006, we consummated our IPO of 500,000 Series A units and 4,600,000 Series B units. On March 20, 2006, we consummated the closing of an additional 75,000 Series A units and 690,000 Series B units which were subject to the underwriter’s over-allotment option. Each Series A unit consists of two shares of the Company’s common stock, and ten Class Z warrants. Each Series B unit consists of two shares of the Company’s Class B common stock, and two Class W warrants. Our common stock, Class B common stock and warrants started trading separately as of June 6, 2006. For more information about our securities, see the section entitled “Description of Securities.”

Our net proceeds from the sale of our units were approximately $54,900,000. Of this amount, $53,429,000 was deposited in trust and the remaining $1,471,000 was held outside of the trust. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Our certificate of incorporation requires us to promptly distribute to our Class B common stockholders the amount in our trust account, including any accrued interest, if we do not effect a business combination as described in the registration statement for our IPO within 18 months after the consummation of our IPO (March 15, 2006), or within 24 months after the consummation of our IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of our IPO and the business combination has not been consummated within such 18 month period.

Termination of the Letters of Intent

In August 2007, Good Harbor entered into letters of intent to acquire two target companies sufficient under our certificate of incorporation to extend the time available to consummate these business combinations to March 15, 2008. On November 15, 2007, Good Harbor announced that it had terminated the letters of intent. The decision to terminate these letters of intent was based on several factors and changed circumstances including facts and circumstances learned during the due diligence investigation of the target companies subsequent to the execution of the letters of intent affecting the valuation of the target companies and lower than expected financial performance of both target companies following the announcement of the letters of intent. As a result, our board of directors determined that the aggregate valuation of the target companies was not expected to satisfy the requirement in Good Harbor’s certificate of incorporation that qualifying business combinations have a fair market value equal to at least 80% of the net assets of the IPO trust account at the time such acquisitions are to be consummated.

If we do not effect a qualifying business combination as described in our IPO registration statement within the extended 24 month window following the consummation of our IPO, we are required by our certificate of incorporation to distribute to our Class B common stockholders the amount in our trust account, including any accrued interest, within 60 days of March 15, 2008 (the “Termination Date”), and commence proceeding to dissolve and liquidate Good Harbor.

Because of the termination of the letters of intent and the inability under our certificate of incorporation and the terms of our IPO to substitute business combinations for those that were the subject of the letters of intent, our board of directors has determined that it is no longer possible for Good Harbor to consummate a qualifying business combination prior to the Termination Date. Based upon this determination, our board of directors believes it is in the best interests of our stockholders to take the necessary actions to return to the holders of our Class B common stock the amounts held in the trust account with interest (net of applicable taxes, if any) prior to the Termination Date.

Early Distribution of the Trust Account

Good Harbor’s stockholders are being asked to approve an amendment to our certificate of incorporation to expressly permit Good Harbor to begin proceedings to distribute the funds in the trust account to the Class B common stockholders as of the date of the special meeting. If the early distribution amendment is approved, Good Harbor will make the trust account distribution within 60 days of the date of the special meeting.

As of November 30, 2007, there was approximately $56,378,000 (approximately $5.32 per Class B share) in the trust account. Only Class B common stockholders are entitled to receive proceeds from the distribution of the trust account.

Each of our officers and directors has severally agreed that he will be personally liable, to the extent of his pro rata direct or indirect beneficial ownership of our securities owned by our officers and directors, prior to the consummation of our IPO, to ensure that the proceeds in the trust account are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us but only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind to any amounts held in the trust account and only to the extent necessary to ensure that such loss, claim or liability does not reduce the amount in the trust account. However, we cannot assure you that these individuals will be able to satisfy those obligations. As a result, the indemnification described above may not effectively mitigate the risk of creditors’ claims upon the amounts distributed to the Class B common stockholders from the trust account.

Continuation of Good Harbor Following the Distribution of the Trust Account

General

The purpose of the elimination of blank check company restrictions proposal, which is conditioned upon the approval of the amendment to permit early distribution of the trust account and the filing of the early distribution amendment with the Secretary of State of Delaware, is to permit Good Harbor to continue its corporate existence (rather than dissolving, as currently required by our certificate of incorporation following the distribution of the funds in the trust account) and to do so with a corporate charter that does not contain blank check company-related provisions and other restrictions. Specifically, the amendment and restatement proposals include removing the restrictive provisions relating to the operations of Good Harbor as a blank check company, removing the related dual class common stock capital structure by eliminating the authorized Class B common stock, increasing the number of authorized shares of common stock and prohibiting stockholder action by written consent.

Future Acquisition Plans

If the elimination of blank check company restrictions proposal is approved, Good Harbor intends to pursue the acquisition of one or more operating companies in the security industry or other industries, subject to several important factors, including the availability of financing and the role and level of involvement of Good Harbor’s current board of directors and management in Good Harbor’s post-blank check company operations. We cannot assure you that we will be able to acquire an operating business. As an alternative, Good Harbor might seek to obtain value from its status as a public shell through a sale to or combination with an operating company seeking such status as a means of “going public.”

Since the termination of the letters of intent in November 2007, Good Harbor has reduced its operations to maintaining its contacts in the business community and conducting informal, preliminary talks with potential acquisition candidates and others who might provide leads and referrals to potential acquisition candidates. As of the date of this proxy statement, Good Harbor has no arrangements in place with any acquisition candidates and will not engage in more active identification and pursuit of potential acquisitions unless and until the elimination of blank check company restrictions proposal is approved by our stockholders at the special meeting. Currently, it is anticipated that the members of Good Harbor’s board of directors will continue to serve as directors of Good Harbor through the date of the special meeting and may continue thereafter.

In the event that Good Harbor enters into a definitive agreement to acquire an operating company, we believe the acquisition would not necessarily require stockholder approval, even if it constituted a change in control of Good Harbor, provided that Good Harbor’s common stock is not then listed on a national exchange and the acquisition is structured so as not to require a stockholder vote under the DGCL. Accordingly, you may not be entitled to vote on any future acquisitions by Good Harbor.

Need for Additional Capital

The board of directors anticipates that Good Harbor will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. On December     , 2007, we had approximately $         in cash outside the trust account. Our balance sheet as of that date reflected total liabilities of approximately $        .

Good Harbor does not currently have any specific capital-raising plans. We may seek to issue equity securities, including preferred securities for which we may determine the rights and designations, common stock, warrants, equity rights, convertibles notes and any combination of the foregoing. Any such offering may take the form of a private placement, public offering, rights offering, other offering or any combination of the foregoing at fixed or variable market prices or discounts to prevailing market prices. We cannot assure you that we will be able to raise sufficient capital on favorable, or any, terms. We believe that the issuance of equity securities in such a financing will not be subject to stockholder approval if Good Harbor’s common stock is not then listed on a national exchange. Accordingly, you may not be entitled to vote on any future financing by Good Harbor.

If Good Harbor is deemed to be “blank check company” for the purposes of the federal securities laws, regulatory restrictions that are more restrictive than those currently set forth in Good Harbor’s certificate of incorporation may apply to any future public offerings by Good Harbor. For more information, see the section below entitled “—Potential Application of Rule 419 under the Securities Act to Future Public Offerings.”

Possible Status as “Shell Company” under the Federal Securities Laws

Following stockholder approval of the elimination of blank check company restrictions proposal and the trust account distribution, we may be deemed a “shell company” under the federal securities laws. A “shell company” is a public reporting company that has no or nominal assets (other than cash), and no or nominal operations. Shell companies are subject to certain special rules under the federal securities laws, including:

•	specific disclosure requirements on Form 8-K upon the consummation of a transaction that effects a change in control or changes the shell company into a non-shell company, as discussed further below;

•

limitations in the use of certain short-form registration statements under the Securities Act while a shell company, including Form S-8 registration statements used in connection with employee benefit plans;

•	ineligibility for certain streamlined procedures and publicity rules in connection with public offerings while a shell company and for a period of three years thereafter; and

•	unavailability of the resale provisions of Rule 144 of the Securities Act until one year following the Form 8-K disclosure described above.

In addition, we may be deemed a “blank check company” under the federal securities laws which could result in restrictions on any future public offerings of our securities, as further described below.

Potential Application of Rule 419 under the Securities Act to Future Public Offerings

Depending on the timing and nature of our future capital-raising activities, we could become subject to even more onerous restrictions regarding the handling of any future public offering proceeds than those set forth in our current certificate of incorporation regarding the proceeds of our IPO. Following the amendment and restatement of our certificate of incorporation and the distribution of the funds in the trust account, we may be deemed a “blank check company” for the purposes of Rule 419 promulgated under the Securities Act of 1933 (the “Securities Act”). Rule 419 imposes strict restrictions on the handling of the proceeds received, and securities issued, in an offering registered under the Securities Act by a “blank check company” as defined in Rule 419, including a mandatory escrow of the offering proceeds, a process of stockholder “reconfirmation” when a business combination is announced and a ban on the trading of the securities sold, pending the consummation of a business combination, which must occur within 18 months of the offering.

Rule 419 defines a “blank check company” as:

•

a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

•	issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

There are several bases on which exemptions from the application of Rule 419 exist, including raising capital through a private offering exempt from registration under the Securities Act, raising net proceeds in excess of $5 million in a public offering that is a firm commitment underwritten offering and raising capital in a public offering in connection with the acquisition of an identified company. Although Good Harbor intends to conduct any future capital raising in a manner that is exempt from Rule 419, there can be no assurances that any future capital raising transactions will qualify for such an exemption.

Quotation on OTC Bulletin Board

Good Harbor’s outstanding common stock, Class B common stock, warrants and units are currently quoted on the OTC Bulletin Board. Following stockholder approval of the elimination of blank check company restrictions proposal and the distribution of the funds in the trust account, we cannot assure you that our common stock will continue to be quoted on the OTC Bulletin Board. To continue trading on the OTC Bulletin Board, Good Harbor must continue to timely file public reports and satisfy the OTC Bulletin Board’s minimum stockholder requirements. We believe that the OTC Bulletin Board unofficially requires at least thirty-five to forty shareholders with at least one hundred tradable shares each (known as “round lot” shareholders) to allow a stock to trade there. Concurrent with the IPO, Good Harbor filed a registration statement on Form 8-A with the SEC registering the units, the common stock, the Class B common stock and the warrants under Section 12(g) of the Exchange Act. While such registration is in effect, Good Harbor is a reporting company under the federal securities laws. At this time, Good Harbor has no intention of seeking to deregister its common stock under the Exchange Act and plans to continue to file public reports as long as such registration is in effect. Nonetheless, we cannot assure you that our common stock or warrants will remain eligible for quotation on the OTC Bulletin Board.

Status of Outstanding Warrants Following the Special Meeting of Stockholders

If the elimination of blank check company restrictions proposal is not approved, Good Harbor will be required to commence proceedings to dissolve and liquidate following distribution of the funds in the trust account and your Good Harbor warrants will cease to be outstanding.

If the elimination of blank check company restrictions proposal is approved, Good Harbor will continue its corporate existence without any of the blank check company restrictions previously applicable to it and the warrants will remain outstanding in accordance with their terms. It is Good Harbor’s position that the warrants will become exercisable upon the consummation of any business combination following stockholder approval of this proposal. Outstanding warrants may adversely affect the ability of Good Harbor to attract new investors or otherwise obtain financing and may make it more difficult to effect future acquisitions. For information about the warrants, see the section entitled “Description of Securities.”

Liquidation if the Amendment and Restatement Proposals Are Not Approved

If the elimination of blank check company restrictions proposal is not approved by the stockholders, Good Harbor will take all action necessary to dissolve and liquidate as soon as reasonably practicable after distribution of the funds in the trust account, which will occur either:

•	within 60 days of the date of the special meeting if the early distribution proposal is approved; or

•	within 60 days of March 15, 2008 if the early distribution proposal is not approved at the special meeting or any adjournment thereof.

Any remaining net assets, after the distribution of the funds in the trust account to our Class B common stockholders, will be distributed to the holders of our common stock. However, we anticipate having minimal, if any, proceeds for distribution to our common stockholders because all or substantially all available funds outside of the trust account will be required for the payment of creditors. On December     , 2007, we had approximately $         in cash outside the trust account. Our balance sheet as of that date reflected total liabilities of approximately $        . In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the preparation and filing of this proxy statement, the special meeting described in this proxy statement and, if applicable, Good Harbor’s dissolution and liquidation.

In order to effectuate the dissolution and liquidation of Good Harbor following the distribution of the funds in the trust account, we anticipate the following process:

•

our board of directors would convene and adopt a specific plan of dissolution and liquidation, which it would then vote to recommend to our stockholders; at such time it would also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board of directors’ recommendation of such plan;

•	we would promptly file our preliminary proxy statement with the SEC;

•

if the SEC does not review the preliminary proxy statement then, on or about ten days following the filing of such preliminary proxy statement, we would mail the definitive proxy statement to our stockholders, and ten to approximately 20 days following the mailing of the definitive proxy statement, we would convene a meeting of our stockholders, at which holders of shares of all of our voting stock then outstanding would be entitled to vote on our plan of dissolution and liquidation; and

•

if the SEC does review the preliminary proxy statement, we currently estimate that we would receive its comments 30 days after the filing of such proxy statement. We would then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we would convene a meeting of our stockholders at which holders of shares of all of our voting stock then outstanding would be entitled to vote on our plan of dissolution and liquidation.

Interests of Good Harbor Directors and Officers in the Proposals

When you consider the recommendations of Good Harbor’s board of directors in favor of the proposals, you should keep in mind that Good Harbor’s initial stockholders, directors and officers (“Good Harbor Inside Stockholders”) have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

Warrants Held by Good Harbor Inside Stockholders

If the elimination of blank check company restrictions proposal is not approved, Good Harbor will be required to commence proceedings to dissolve and liquidate following distribution of the funds in the trust account. In such event, the 100 shares of Good Harbor common stock and 4,950,000 warrants held by the Good Harbor Inside Stockholders that were acquired prior to the IPO will be worthless because the Good Harbor Inside Stockholders have waived any rights to receive any trust liquidation proceeds. Our current directors, officers and special advisors, either directly or beneficially, own an aggregate of 100 shares of Good Harbor common stock and 4,950,000 warrants that they purchased for a total consideration of approximately $248,000. The common stock and warrants had an aggregate market value (without taking into account any discount due to the restricted nature of such securities) of $             based on quotations of $             and $            , respectively, on the OTC Bulletin Board on                     , 2008, the record date. For more information about the outstanding warrants, see the sections entitled “Description of Securities” and “—Status of Outstanding Warrants Following the Special Meeting of Stockholders”

Compensatory Arrangements for Board of Directors and Management

None of Good Harbor’s executive officers or directors has received any cash compensation for services rendered to Good Harbor. Commencing on the effective date of our IPO and continuing through November 30, 2007, we have paid Good Harbor Consulting, LLC, an affiliate of Good Harbor, a fee of $7,500 per month for office space and certain additional general and administrative services. During 2006 and the nine months ended September 30, 2007, expenses were incurred under this agreement of approximately $73,306 and $67,500, respectively. The agreement with Good Harbor Consulting, LLC is for our benefit and was not intended to provide Messrs. Clarke, Cressey and Tritak compensation in lieu of a salary. We believe that this arrangement is at least as favorable to Good Harbor as we could have obtained from an unaffiliated third party. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, persons who were stockholders prior to our IPO, including our officers and directors, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

All of the current members of Good Harbor’s board of directors are expected to continue to serve as directors at least through the date of the special meeting. At this time, the board of directors has not determined the initial composition of the board or management following stockholder approval of the amendment and restatement proposals and the trust account distribution.

Good Harbor currently has made no determinations regarding the compensation it will pay its directors or officers following stockholder approval of the elimination of blank check company restrictions proposal and the trust account distribution, nor whether the arrangement described above with respect to Good Harbor Consulting, LLC will be reinstituted.

Officer and Director Liability

If Good Harbor dissolves and liquidates prior to the consummation of a business combination, each of our officers and directors has severally agreed that he will be personally liable, to the extent of his pro rata direct or indirect beneficial ownership of our securities owned by our officers and directors, prior to the consummation of the IPO, to ensure that the proceeds in the trust account are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us but only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind to any amounts held in the trust account and only to the extent necessary to ensure that such loss, claim or liability does not reduce the amount in the trust account. However, we cannot assure you that these individuals will be able to satisfy those obligations. As a result, the indemnification described above may not effectively mitigate the risk of creditors’ claims upon the amounts distributed to the Class B common stockholders from the trust account.

Potential Interests of the Good Harbor Inside Stockholders in Future Financings and Acquisitions

Following stockholder approval of the elimination of blank check company restrictions proposal and the trust account distribution, Good Harbor will operate without the blank check company restrictions that are currently set forth in our certificate of incorporation. The board of directors anticipates that Good Harbor will need to raise capital to fund ongoing operations, including the compliance cost of continuing to remain a public reporting company, and to fund the acquisition of an operating business. Such a financing may involve existing investors and/or new investors, including officers and directors of Good Harbor. Further, any operating business which Good Harbor may acquire following stockholder approval of the elimination of blank check company restrictions proposal, may be affiliated, or have some relationship with, one of our existing officers and directors. In connection with our IPO, each of our officers and directors signed an agreement with HCFP/Brenner Securities LLC, the underwriter of our IPO (“HCFP/Brenner”), that Good Harbor would not consummate a business combination with an affiliated entity without an opinion from an independent investment banking firm reasonably acceptable to HCFP/Brenner that the business combination is fair to Good Harbor’s stockholders from a financial perspective. The continued applicability of this provision following the stockholder approval of the elimination of blank check company restrictions proposal and the trust account distribution is unclear. In such circumstances, we would anticipate that the board of directors will take such action as is consistent with its fiduciary duties to stockholders.

Certain Other Interests in the Proposals

In addition to the interests of our directors and officers in the proposals, you should keep in mind that certain individuals promoting the proposals and/or soliciting proxies on behalf of Good Harbor have interests in the proposals that may be different from, or in addition to, your interests as a stockholder.

In connection with the IPO, Good Harbor issued an option for consideration of $100 to HCFP/Brenner to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered in connection with the IPO, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by Brenner for a period of only five years from the date of the IPO. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of the IPO and expiring five years from the date of the IPO. For discussion about the status of these warrants following the special meeting, see the section entitled “—Status of Outstanding Warrants Following the Special Meeting of Stockholders.”

As part of the IPO underwriting agreement, Good Harbor agreed to liquidate and dissolve after distributing the funds in the trust account. Additionally, in connection with the IPO, each member of Good Harbor’s board of directors executed and delivered a letter agreement to HCFP/Brenner in which each director agreed to take all reasonable actions within his power to cause Good Harbor to liquidate as soon as reasonably practicable following distribution of the funds in the trust account. If the stockholders approve the elimination of blank check company restrictions proposal, HCFP/Brenner has agreed to release the obligations of Good Harbor and each of its officers and directors under these agreements to cause Good Harbor to liquidate and dissolve following the distribution of the funds in the trust account.

PROPOSAL I — THE EARLY DISTRIBUTION PROPOSAL

Good Harbor is proposing to amend Good Harbor’s certificate of incorporation to expressly permit the early distribution of the funds in Good Harbor’s IPO trust account to the holders of the Class B common stock. Since our board of directors has determined that a timely consummation of a qualifying business combination is no longer possible, our board of directors believes that it is in the best interests of its stockholders to return this money to its Class B common stockholders rather than continue to hold the money in the trust account. If the early distribution proposal is approved, Good Harbor will file the amendment attached hereto as Annex I with the Secretary of State of Delaware on the date of the special meeting prior to the amendment and restatement proposals being presented to the stockholders for approval. Immediately upon the filing of the early distribution amendment, all of the outstanding shares of Class B common stock will be automatically cancelled and converted into the right to obtain a pro rata share of the funds in the trust account. Once the early distribution amendment is filed, Good Harbor will take all necessary action to distribute the funds in the trust account within 60 days of the special meeting. As of November 30, 2007, there was approximately $56,378,000 (approximately $5.32 per Class B share) in the trust account. The approval of the early distribution proposal is a condition to each of the amendment and restatement proposals set forth below.

The adoption of the early distribution proposal will require the affirmative vote of a majority of the outstanding shares of Good Harbor common stock and Class B common stock on the record date, voting together as a single class.

The Board of Directors recommends a vote FOR approval of the adoption of the early distribution proposal.

PROPOSAL II — THE ELIMINATION OF BLANK CHECK COMPANY RESTRICTIONS PROPOSAL

Good Harbor is proposing to eliminate the blank check company-related provisions, including the Fifth Article and the related dual class common stock capital structure, of Good Harbor’s certificate of incorporation. If the early distribution proposal is not adopted, the amendment and restatement proposals, including this elimination of blank check company restrictions proposal, will not be presented at the special meeting.

Good Harbor’s certificate of incorporation requires us to dissolve and liquidate Good Harbor as soon as reasonably practicable after the trust account distribution. In the judgment of our board of directors, the elimination of blank check company restrictions proposal is desirable because it removes the requirement to dissolve Good Harbor and allows it to continue as a corporate entity. Additionally, the Fifth Article relates to the operation of Good Harbor as a blank check company prior to the trust account distribution or consummation of a qualifying business combination. Among the Fifth Article’s sections, it requires that IPO proceeds be held in a trust account until a business combination or liquidation of the Good Harbor has occurred and also requires that the terms of a proposed business combination be submitted for approval by Good Harbor’s stockholders. These provisions would restrict Good Harbor’s ability to pursue the acquisition of one or more operating companies and related financings after the distribution of the trust account to the holders of the Class B common stock.

The elimination of blank check company restrictions proposal would also remove Good Harbor’s dual class common stock capital structure by eliminating the authorized Class B common stock. Immediately upon the filing of the early distribution amendment with the Secretary of State of Delaware, all outstanding shares of Class B common stock will be automatically cancelled and revert to authorized but unissued shares. Our board of directors believes that it is advisable and in the best interest of the stockholders to eliminate the authorized shares of Class B common stock because the rights of that class of security are related solely to Good Harbor’s blank check company existence, as set forth in the Fifth Article, which is proposed to be removed pursuant to this proposal.

The adoption of the elimination of blank check company restrictions proposal will require the affirmative vote of a majority of the outstanding shares of Good Harbor common stock on the record date.

The Board of Directors recommends a vote FOR approval of the adoption of the elimination of blank check company restrictions proposal.

PROPOSAL III — THE AUTHORIZED SHARES PROPOSAL

Good Harbor is requesting stockholder approval to increase the authorized number of shares of common stock from 40,000,000 shares to 80,000,000 shares. The additional common stock to be authorized by adoption of this proposal would have rights identical to the currently outstanding common stock of Good Harbor. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of Good Harbor, except for effects incidental to increasing the number of shares of Good Harbor common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the amended and restated certificate of incorporation with the Secretary of the State of Delaware. If the early distribution proposal is not adopted, the amendment and restatement proposals, including this authorized shares proposal, will not be presented at the special meeting.

As of December 20, 2007, Good Harbor had outstanding 1,150,100 shares of common stock and 10,580,000 shares of Class B common stock, which will automatically be cancelled and convert into the right to receive the pro rata distribution from the trust account immediately upon the filing of the early distribution amendment, and warrants and unit purchase options, which if exercised, would result in the issuance of an additional 22,500,000 shares of common stock. Absent approval of the authorized share proposal, Good Harbor would be able to issue without stockholder approval, after reservation for all common stock underlying outstanding warrants and the unit purchase options, solely 16,349,900 shares. In addition, the additional shares of common stock that would become available for issuance if the proposal is adopted would allow the Good Harbor the flexibility to issue additional shares in connection with future financing or acquisition transactions.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by Good Harbor to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Good Harbor. For example, without further stockholder approval, our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board of directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the board of directors currently aware of any such attempts directed at Good Harbor), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by Good Harbor to deter or prevent changes in control of Good Harbor, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The adoption of the authorized shares proposal will require the affirmative vote of a majority of the outstanding shares of Good Harbor common stock on the record date.

The Board of Directors recommends a vote FOR approval of the adoption of the authorized shares proposal.

PROPOSAL IV — THE WRITTEN CONSENT PROPOSAL

Good Harbor is proposing to restrict its stockholders’ ability to act by written consent. Article Twelfth of the proposed amended and restated certificate of incorporation attached hereto as Annex II sets forth this proposed restriction. If the early distribution proposal is not adopted, the amendment and restatement proposals, including this written consent proposal, will not be presented at the special meeting.

Under the DGCL, stockholders may act by written consent in lieu of a vote at a stockholder meeting. The DGCL permits a corporation to prohibit such actions by written consent in its certificate of incorporation.

Elimination of such stockholder written consents will prevent a controlling stockholder or group of stockholders from amending Good Harbor’s certificate of incorporation or bylaws or removing directors without calling a special meeting of the stockholders and complying with the notice periods set forth in the bylaws prior to taking any such action. Also, requiring actions to be taken at meetings helps ensure that stockholders have sufficient time to weigh the arguments presented by both sides in connection with any contested vote.

The adoption of the written consent proposal will require the affirmative vote of a majority of the outstanding shares of Good Harbor common stock on the record date.

The Board of Directors recommends a vote FOR approval of the adoption of the written consent proposal.

PROPOSAL V — THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes at the time of the special meeting to adopt the early distribution proposal or any of the amendment and restatement proposals, the Board of Directors may submit a proposal to adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

The adoption of the adjournment proposal will require the affirmative vote of a majority of the shares of common stock and Class B common stock, represented in person or by proxy and voting at the special meeting, together as a single class. An adjournment of the special meeting following the filing of the early distribution amendment would require the affirmative vote of the holders of a majority of the shares of our common stock only represented and voting at the special meeting in person or by proxy.

The Board of Directors recommends a vote FOR adoption of the adjournment proposal.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of December 15, 2007, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock and Class B common stock by:

•	each person known by us to be the owner of more than 5% of our outstanding shares of our common stock or Class B common stock,

•	each director;

•

all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock or Class B common stock, as applicable, shown as beneficially owned by them.

	Beneficial Ownership of Common Stock and Class B Common Stock as of December 15, 2007
	Common Stock		Class B Common Stock
	Number	Percent	Number	Percent
Name and Address of Beneficial Owner (1)
Ralph S. Sheridan (2)	100	*	–	–
Richard A. Clarke (3)	0	*	–	–
Thomas J. Colatosti (4)	0	*	–	–
Roger W. Cressey (5)	0	*	–	–
John C. (Jack) Mallon (6)	0	*	–	–
Brian L. Stafford (7)	0	*	–	–
John S. Tritak (8)	0	*	–	–
Good Harbor Consulting, LLC (9)	0	*	–	–
The Baupost Group, L.L.C. (10) 10 St. James Avenue, Suite 2000 Boston, MA 02116	–	–	690,000	6.5%
Context Capital Management, LLC (11) 12626 High Bluff Drive, Suite 440 San Diego, CA 92130	–	–	747,000	7.1%
D.B. Zwirn & Co., L.P. (12) 745 Fifth Avenue, 18th Floor New York, NY 10151	–	–	2,173,800	20.6%
Highline Capital Management, L.L.C. (13) One Rockefeller Plaza, 30th Floor New York, NY 10020	–	–	590,000	5.6%
Hummingbird Management, LLC (14) 460 Park Avenue, 12th Floor New York, NY 10022	224,900	19.6%	–	–
Millenco, L.L.C. (15) 666 Fifth Avenue New York, NY 10103	225,200	19.6%	–	–
Pentagram Partners, L.P. (16) 630 Fifth Avenue, 20th Floor New York, NY 10111	98,000	8.5%	–	–
Pequot Capital Management, Inc. (17) 500 Nayala Farm Road Westport, CT 06880	60,000	5.2%	690,000	6.5%

	Beneficial Ownership of Common Stock and Class B Common Stock as of December 15, 2007
	Common Stock		Class B Common Stock
	Number	Percent	Number	Percent
QVT Financial LP (18) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	–	–	605,400	5.7%
Sapling, LLC, Fir Tree Recovery Master Fund, L.P. and Fir Tree, Inc. (19) 505 Fifth Avenue, 23rd Floor New York, NY 10017	–	–	1,015,000	9.6%
Satellite Fund II, L.P. and affiliated parties (20) 623 Fifth Avenue, 19th Floor New York, NY 10022	–	–	970,000	9.2%
Jack Silver (21) 660 Madison Avenue New York, NY 10021	140,000	12.2%	180,000	1.7%
Andrew M. Weiss (22) 26 Commonwealth Ave., 10th Floor Boston, MA 02116	–	–	2,207,600	20.9%
All executive officers and directors as a group (7 persons)	100	*	–	–

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise noted, the business address of each of the persons named above is 2101 Wilson Avenue, Suite 1000, Arlington, VA 22201.
(2)	Does not include 1,252,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Sheridan that are not exercisable and will not be exercisable within the next 60 days.
(3)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercisable within the next 60 days. Mr. Clarke is the Chairman of Good Harbor Consulting, LLC.
(4)	Does not include 522,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Colatosti that are not exercisable and will not be exercisable within the next 60 days.
(5)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercisable within the next 60 days. Mr. Cressey is the President of Good Harbor Consulting, LLC.
(6)	Does not include 626,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Mallon that are not exercisable and will not be exercisable within the next 60 days.
(7)	Does not include 313,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Stafford that are not exercisable and will not be exercisable within the next 60 days.
(8)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercisable within the next 60 days. Mr. Tritak is the Chief Executive Officer of Good Harbor Consulting, LLC.
(9)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercised within the next 60 days. Messrs. Clarke, Cressey and Tritak are beneficial owners of the warrants because they have shared voting and investment power with respect thereto.
(10)	Based on information contained in a Schedule 13G filed by The Baupost Group L.L.C. (“Baupost”), SAK Corporation (“SAK”) and Seth A. Klarman on February 13, 2007, Baupost has sole power to vote or to direct the vote, and sole power to dispose of or direct the disposition of, 690,000 shares of our common stock. SAK is the Manager of Baupost. Mr. Klarman, as the sole Director of SAK and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.

(11)	Based on information contained in a Schedule 13G filed by Context Capital Management, LLC (“Context Capital”), Michael S. Rosen, William D. Fertig, Context Offshore Advantage Fund, Ltd. (“Context Offshore”) and Context Advantage Master Fund, L.P. (“Context Master”) on April 30, 2007, Context Capital has shared voting and dispositive power with respect to 747,000 shares of our common stock. Mr. Rosen, as the Co-Chairman, Chief Executive Officer and Manager, and Mr. Fertig, as the Co-Chairman and Chief Investment Officer, of Context Capital, may also be deemed to be beneficial owners of these 747,000 shares of our common stock. Context Offshore has shared voting and dispositive power with respect to 643,800 of those shares of our common stock, as Context Capital serves as the investment adviser of Context Offshore. Context Master has shared voting and dispositive power with respect to 740,000 of those shares of common stock, as Context Master is a limited partnership of which Context Capital is the general partner.
(12)	Based on information contained in a Schedule 13D filed by D.B. Zwirn & Co., L.P., D.B. Zwirn Special Opportunities Fund, Ltd., D.B. Zwirn Special Opportunities Fund, L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn. D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 909,670 shares of Class B common stock owned by D.B. Zwirn Special Opportunities Fund, L.P. and (ii) 1,264,130 shares of Class B common stock owned by D.B. Zwirn Special Opportunities Fund, Ltd. (each entity referred to in (i) and (ii) is herein referred to as a “Fund” and, collectively, as the “Funds”). D.B. Zwirn & Co., L.P. is the manager of each of the Funds, and consequently has voting control and investment discretion over the Class B common stock held by each of the Funds. Daniel B. Zwirn is the managing member of and thereby controls, Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls D.B. Zwirn & Co., L.P.
(13)	Based on information contained in a Schedule 13G filed by Highline Capital Management, L.L.C. (“Highline”) and Jacob Doft on July 18, 2007, Highline and Mr. Doft have sole power to vote or to direct the vote of the 590,000 shares of our Class B common stock held by Highline. Pursuant to the Schedule 13G, Mr. Doft is the Chief Executive Officer of Highline and may be deemed to have voting and dispositive control with respect to these shares.
(14)	Based on information contained in a Schedule 13D filed by Paul D. Sonkin, The Hummingbird Value Fund, LP (“HVF”), The Hummingbird Microcap Value Fund, LP (“Microcap Fund”), Hummingbird Management, LLC (“Hummingbird”), Tarsier Nanocap Value Fund, L.P. (“Tarsier”) and Hummingbird Capital, LLC (“Hummingbird Capital”) filed on November 30, 2007. As investment manager of HVF, Microcap, and Tarsier, Hummingbird may be deemed to have the sole voting and investment authority over the shares of common stock owned by HVF, Microcap, and Tarsier. Hummingbird Capital, as the general partner of each of HVF, Microcap Fund, and Tarsier, Hummingbird may be deemed to have the sole voting and investment authority over the shares of common stock owned by HVF, Microcap Fund, and Tarsier. Hummingbird and Hummingbird Capital disclaim any beneficial ownership of such shares.
(15)	Based on information contained in a Schedule 13G filed by Millenco, L.L.C. (“Millenco”), Millennium Management, L.L.C. (“Millennium”) and Israel. A. Englander on November 20, 2007, Millenco, Millennium and Mr. Englander have shared power to vote or to direct the vote, and shares power to dispose of or direct the disposition of, 225,200 shares of the common stock. Millennium is the manager of Millenco, and consequently may be deemed to have voting control and investment discretion over securities owned by Millenco. Mr. Englander is the managing member of Millennium. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium. This amount does not include Class W warrants exercisable into 4,164,958 shares of common stock that are not exercisable and will not be exercisable within the next 60 days.
(16)	Based on information contained in a Schedule 13G filed by Pentagram Partners, L.P. (“Pentagram”) and Richard Jacinto, II on February 14, 2007, Pentagram and Mr. Jacinto have sole power to vote or to direct the vote of the 98,000 shares of our common stock held by Pentagram. Pursuant to the Schedule 13G, Mr. Jacinto is the General Partner of Pentagram and may be deemed to have voting and dispositive control with respect to these shares. This amount does not include Class W warrants exercisable into 490,000 shares of common stock that are not exercisable and will not be exercisable within the next 60 days.
(17)

Based on information contained in a Schedule 13G filed by Pequot Capital Management, Inc. (“Pequot”) on February 14, 2007, Pequot has sole power to vote or to direct the vote of the 666,200 shares of our Class B common stock and sole power to dispose of or direct the disposition of 690,000 shares of our Class B common stock.
(18)	Based on information contained in a Statement on Schedule 13G filed by QVT Financial LP on April 17, 2007. QVT Financial LP (“QVT Financial”) is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 587,220 shares of common stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 18,180 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by each of the Fund and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 605,400 shares of common stock, consisting of the shares owned by the Fund and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. The Fund beneficially owns 587,220 shares of common stock. QVT Associates GP LLC, as General Partner of the Fund, may be deemed to beneficially own the same number of shares of common stock reported by the Fund. Each of QVT Financial and QVT Financial GP LLC disclaim beneficial ownership of the shares of common stock owned by the Fund and the shares of common stock held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of common stock owned by the Fund, except to the extent of its pecuniary interest therein.
(19)	Based on information contained in a Schedule 13G filed by Sapling, LLC (“Sapling”), Fir Tree Recovery Master Fund, L.P. (“Fir Tree Recovery”) and Fir Tree, Inc. (“Fir Tree”) on February 14, 2007, Sapling may direct the vote and disposition of 770,288 shares of common stock and Fir Tree Recovery may direct the vote and disposition of 244,712 shares of common stock. Pursuant to the 13G, Fir Tree may be deemed to beneficially own the shares of common stock held by Sapling and Fir Tree Recovery as a result of being the investment manager of Sapling and Fir Tree Recovery.
(20)	Based on information contained in a Schedule 13G filed by Satellite Fund II, L.P. (“Satellite II”), Satellite Fund IV, L.P. (“Satellite IV”), Satellite Overseas Fund, Ltd. (“Satellite Overseas”), The Apogee Fund, Ltd. (“Apogee”), Satellite Overseas Fund V, Ltd. (“Satellite Overseas V”), Satellite Overseas Fund VI, Ltd. (“Satellite Overseas VI”), Satellite Overseas Fund VII, Ltd. (“Satellite Overseas VII”), Satellite Overseas Fund VIII, Ltd. (“Satellite VIII”), Satellite Overseas Fund IX, Ltd. (“Satellite IX”), Satellite Asset Management, L.P. (“Satellite Asset Management”), Satellite Fund Management LLC (“Satellite Fund Management”) and Satellite Advisors, L.L.C. (“Satellite Advisors”) on February 14, 2007. The business address of each of the foregoing entities is 623 Fifth Avenue, 19th Floor, New York, New York 10022. Satellite II is the beneficial owner of 198,550 shares of common stock. Satellite IV is the beneficial owner of 43,540 shares of common stock. Satellite Overseas is the beneficial owner of 490,380 shares of common stock. Apogee is the beneficial owner of 102,020 shares of common stock. Satellite Overseas V is the beneficial owner of 53,010 shares of common stock. Satellite Overseas VI is the beneficial owner of 13,830 shares of common stock. Satellite Overseas VII is the beneficial owner of 4,230 shares of common stock. Satellite Overseas VIII is the beneficial owner of 12,740 shares of common stock. Satellite Overseas IX is the beneficial owner of 51,700 shares of common stock. Satellite Asset Management is the beneficial owner of 970,000 shares of common stock. Satellite Fund Management is the beneficial owner of 970,000 shares of common stock. Satellite Advisors is the beneficial owner of 242,090 shares of common stock. Satellite Advisors has discretionary investment trading authority over the shares of common stock beneficially owned by Satellite II and Satellite IV (collectively, the Delaware Funds”). Satellite Asset Management has discretionary investment trading authority over the shares of common stock beneficially owned by Satellite Overseas, Apogee, Satellite Overseas V, Satellite Overseas VI, Satellite Overseas VII, Satellite Overseas VIII and Satellite Overseas IX (collectively, the “Offshore Funds”). The general partner of Satellite Asset Management is Satellite Fund Management. Satellite Fund Management and Satellite Asset Management each share the same executive committee that makes investment decisions on behalf the Delaware Funds and the Offshore Funds and investment decisions made by such executive committee, when necessary, are made through the approval of the majority of the executive committee members. Satellite Advisors, L.L.C., the general partner of the Delaware Funds, and Satellite Asset Management, L.P., the investment advisor of the Offshore Funds, each have the control to direct the receipt of dividends from, or proceeds from the sale of, the securities held for the accounts of their respective funds.

(21)	Based on information contained in a Schedule 13G filed by Jack Silver on March 27, 2006, Mr. Silver has the sole power to vote and dispose of 140,000 shares of our common stock and has the sole power to vote and dispose of 180,000 shares of our Class B common stock. These shares are held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee. This amount does not include Class W warrants exercisable into 180,000 shares of common stock that are not exercisable and will not be exercisable within the next 60 days or Class Z warrants exercisable into 700,000 shares of common stock that are not exercisable and will not be exercisable within the next 60 days.
(22)	Based on information contained in a Schedule 13D filed by Weiss Asset Management, LLC (“Weiss Asset”), Weiss Capital, LLC (“Weiss Capital”) and Andrew Weiss, PhD on December 11, 2007. Shares reported for Dr. Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the Managing Member of Weiss Asset, and also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital the Investment Manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our Securities

Our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants are listed on OTC Bulletin Board. Each Series A unit consists of two shares of common stock and 10 Class Z warrants. Each Series B unit consists of two shares of our Class B common stock and two Class W warrants.

The closing prices per share of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants on                     , 2008 (or, if there was no trading in that security on that date, the most recent day prior to that date on which trading occurred) were $            , $            , $            , $            , $             and $            , respectively.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low closing bid information of our common stock, warrants and units as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Common Stock		Class B Common Stock		Class W Warrants		Class Z Warrants		Series A Units		Series B Units
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
2006
First Quarter	*	*	*	*	*	*	*	*	$10.80	$8.60	$11.00	$10.10
Second Quarter	$2.55	$2.00	$5.15	$4.75	NA	NA	$0.45	$0.35	9.55	8.50	10.80	10.13
Third Quarter	2.10	1.75	4.87	4.78	$0.31	$0.28	0.35	0.35	8.50	7.15	10.25	10.08
Fourth Quarter	2.75	2.25	5.15	4.75	0.30	0.23	0.45	0.25	7.30	5.45	10.25	9.70

2007
First Quarter	1.75	1.60	5.07	4.83	0.35	0.16	0.30	0.25	6.75	5.10	10.60	10.00
Second Quarter	1.60	1.01	5.11	5.04	0.23	0.14	0.28	0.15	6.00	2.06	10.46	10.30
Third Quarter	1.10	0.77	5.13	4.83	0.13	0.08	0.18	0.10	2.95	2.05	10.61	10.15

*	Trading in the Series A and Series B Units commenced on March 10, 2006. Trading in the other classes of securities commenced June 6, 2006.

Holders of Common Equity

As of the record date, there were            holders of record of our common stock and            holders of record of our Class B common stock.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $.0001, 12,000,000 shares of Class B common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this proxy statement, 1,150,100 shares of our common stock and 10,580,000 shares of Class B common stock are outstanding. No shares of our preferred stock are currently outstanding.

Common Stock

We currently have two classes of common stock: common stock and Class B common stock. The rights and privileges of our Class B common stock are intended to facilitate our operation as a blank check company and are integral to the Fifth Article of our certificate of incorporation. Below is a description of the rights and privileges of our common stock and the Class B common stock, including the rights of Class B common stockholders with respect to the funds in the IPO trust and the voting rights and other privileges of the Class B common stockholders if a qualifying business combination had been submitted for stockholder approval during our term as a blank check company.

Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a business combination satisfying our blank check company requirements as described in our IPO registration statement. Only holders of our Class B common stock would have been entitled to vote in connection with a business combination submitted for stockholder approval during our term as a blank check company. If a business combination satisfying the blank check company requirements as described in our IPO registration statement had been consummated, all outstanding shares of Class B common stock would have been automatically cancelled and converted into an equal number of shares of common stock, unless the holder had exercised the conversion rights described in our certificate of incorporation, in which case such shares of Class B common stock would have been cancelled and converted into the right to receive a pro rata share of the funds in the trust account. Accordingly, following the completion of a business combination satisfying the blank check company requirements as described in our IPO registration statement or the distribution of the trust account to the Class B common stockholders, we would have only one class of common stock outstanding.

The blank check company provisions in our certificate of incorporation provide that we will proceed with a business combination during the “Target Business Acquisition Period” as defined therein only if (i) the holders of a majority of the shares of Class B common stock present and voting at the meeting to approve the business combination vote in favor of the business combination and (ii) Class B common stockholders owning less than 20% of the shares of Class B common stock sold in the IPO both vote against the business combination and exercise their conversion rights.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. The blank check company provisions of our certificate of incorporation provide for mandatory liquidation if we do not complete a business combination within 18 months after the completion of our IPO, or within 24 months after the completion of our IPO if the extension criteria in our certificate of incorporation have been satisfied. In such event, the blank check company provisions of our certificate of incorporation require us to distribute to all of our Class B common stockholders, in proportion to the number of shares of Class B common stock held by each stockholder, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Further, these blank check company provisions require that our remaining net assets, if any, will be distributed to the holders of our common stock. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust account.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B common stockholders would have had the right to convert their shares of Class B common stock into cash equal to their pro rata share of the trust account if we had submitted for stockholder approval a qualifying business combination during our term as a blank check company and (i) they had elected such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), (ii) they had voted against the business combination and (iii) such business combination had ultimately been approved and completed. In such circumstance, Class B common stockholders who converted their stock into their share of the trust account would still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although our IPO underwriting agreement prohibits us, prior to a business combination during the “Target Business Acquisition Period” as defined in the certificate of incorporation, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the Class B common stock on a business combination. These limitations would cease to apply following the filing of the early distribution amendment. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

In addition to shares of common stock and Class B common outstanding as of the date of this proxy statement, the following shares of common stock are reserved for issuance pursuant to outstanding warrants:

•

16,330,000 shares of common stock underlying the outstanding Class W and Class Z warrants sold in the IPO. Specifically, these shares of common stock reserved for issuance relate to 5,750,000 shares underlying the Class Z warrants and 10,580,000 shares underlying the Class W warrants. We refer to these warrants as the “IPO Warrants.”

•

4,950,000 shares of common stock underlying the outstanding Class W and Class Z warrants held by the officers and directors of Good Harbor. Specifically, an aggregate of 2,475,000 Class W warrants and 2,475,000 Class Z warrants were sold to the officers and directors for an aggregate of $247,500 (or a purchase price of $.05 per warrant). These warrants have the same terms as the other Class Z and Class W warrants, including an exercise price of $5 per share. We refer to these warrants as the “Affiliate Warrants.”

•

1,220,000 shares of common stock underlying the outstanding IPO underwriter’s purchase option. The terms of this option, which we refer to as the “Underwriter’s Purchase Option,” are described in more detail below.

Class W Warrants.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination as further described in the IPO registration statement; and

•	March 8, 2007.

The Class W warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. We may call the Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option), with HCFP/Brenner’s prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

The Affiliate Warrants, which were all issued prior our IPO, shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

Class Z Warrants

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination as further described in the IPO registration statement, and

•	March 8, 2007.

The Class Z warrants will expire seven years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option), with HCFP/Brenner’s prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

Since we may redeem the warrants only with the prior consent of HCFP/Brenner and it may hold warrants subject to redemption, HCFP/Brenner may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner will consent to such redemption if it is not in HCFP/Brenner’s interest even if it is in our best interest.

The exercise price and number of shares of common stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W warrants or the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Underwriter’s Purchase Option

In connection with the IPO, Good Harbor issued an option for consideration of $100 to HCFP/Brenner Securities LLC, the underwriter of the IPO, to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered in connection with the IPO, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of the IPO. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of the IPO and expiring five years from the date of the IPO. Although the purchase option and its underlying securities have been registered under the registration statement, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the IPO with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. Good Harbor will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

WHERE YOU CAN FIND MORE INFORMATION

Good Harbor files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Good Harbor with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information regarding Good Harbor at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement are qualified in all respects by reference to the relevant annex to this proxy statement.

Only one proxy statement is being delivered to multiple securityholders who share an address. However, if you would like an additional separate copy, please contact us at the address set forth below and an additional copy will be sent to you free of charge.

If you would like additional copies of this document or if you have questions about the proposals, you should contact via phone or in writing:

Good Harbor Partners Acquisition Corp.

2101 Wilson Avenue, Suite 1000

Arlington, Virginia 22201

(703) 812-9199

STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the year 2008 annual meeting, under our bylaws you must give timely notice of the proposal, in writing, along with any supporting materials to our secretary at our principal office in Arlington, Virginia. Since we did not hold an initial annual meeting in 2007, to be timely (a) under our bylaws, a stockholder proposal must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the annual meeting or the 10th day following the day on which the public announcement of the date of the annual meeting is first made and (b) under applicable rules of the SEC, a stockholder proposal must be received a reasonable time before a company begins to print and mail its annual meeting proxy materials. Because we will be required to dissolve if the elimination of blank check company restrictions proposal is not approved, no date has been determined for the 2008 annual meeting as of the date of this proxy statement. If the proposals are approved, the date of the year 2008 annual meeting will be set and announced by our board of directors.

ANNEX I

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

Certificate of Incorporation

of

GOOD HARBOR PARTNERS ACQUISITION CORP.

It is hereby certified that:

1.    The name of the corporation (hereinafter called, the “Corporation”) is Good Harbor Partners Acquisition Corp.

2.    The Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (the “Certificate of Incorporation”), is hereby amended by striking out Article FIFTH, Sub-paragraph C thereof and by substituting in lieu of said Sub-paragraph the following new Sub-paragraph:

C.    If, however, the Corporation does not consummate a Business Combination with a Target Business by the earlier of (i) March 15, 2008 and (ii) the date on which the stockholders of the Corporation approve the distribution of the Trust Fund prior to March 15, 2008 (such earlier date being defined as the “Termination Date,” and the period from the effectiveness of the Registration Statement filed in connection with the IPO up to and including the first to occur of the (x) consummation of a Business Combination and (y) Termination Date being defined as the “Target Business Acquisition Period”), then, in such event, all outstanding shares of Class B Common Stock shall be automatically cancelled and shall revert to the status of authorized but unissued shares of Class B Common Stock, and the Corporation shall thereupon distribute, and shall cause its officers to effect the distribution of, the Trust Fund, inclusive of any interest thereon, to the holders of Class B Common Stock within sixty days of the Termination Date. The Corporation shall pay no distributions out of the Trust Fund to any other shares of capital stock of the Corporation. From and after the Termination Date and until surrendered to the trustee of the Trust Fund, any certificate evidencing shares of Class B Common Stock shall represent solely the right of the holder to receive his ratable proportion of any distribution from the Trust Fund. After the distribution of the Trust Fund and the cancellation of the Class B Common Stock, the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable.

3.    The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its             this      day of             , 2008.

GOOD HARBOR PARTNERS ACQUISITION CORP.

By:
Name:
Title:

I-1

ANNEX II

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GOOD HARBOR PARTNERS ACQUISITION CORP.

Good Harbor Partners Acquisition Corp., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 10, 2005, an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of the State of Delaware on March 7, 2006 and an Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed on                     , 2008 (collectively, the “Charter”).

2.    This Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation effective as of     , 2007, duly adopted by the stockholders of the Corporation at a special meeting on     , 2008 and duly acknowledged and executed by an authorized officer of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “GCL”) and, upon filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the GCL, shall thenceforth restate, integrate and amend the Charter and shall, as it may thereafter be amended in accordance with its terms and the law, be the Amended and Restated Certificate of Incorporation of the Corporation.

3.    The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is Good Harbor Partners Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 10801. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH:

A.    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000, of which:

(i) 80,000,000 shares shall be Common Stock of the par value of $.0001 per share; and

(ii) 5,000 shares shall be Preferred Stock of the par value of $.0001 per share.

B.    Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided (“Preferred Stock Designation”). Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock, in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the GCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C. Common Stock.

1.    Dividends. Subject to the preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.

2.    Liquidation. in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock and of shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.

3.    Voting Rights. Except as otherwise required by statute or as otherwise provided in this Amended and Restated Certificate of Incorporation each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

4.    Conversion. The holders of shares of Common Stock shall have no conversion rights under any circumstances.

FIFTH: The corporation is to have perpetual existence.

SIXTH: The following sub-paragraphs are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, as amended from time to time, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: This Paragraph SEVENTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A.    Number of Directors; Election of Directors. The number of directors of the Corporation shall not be less than three. Subject to the immediately preceding sentence, the exact number of directors shall be fixed from time to time by, or in the manner provided in, the Corporation’s by-laws. Election of directors need not be by written ballot, except as and to the extent provided in the by-laws of the Corporation.

B.    Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

C.    Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the first annual meeting; each initial director in Class II shall serve for a term ending on the date of the second annual meeting; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting; and provided, further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

D.    Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member (subject to sub-paragraph C above) and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

E.    Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors then in office constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the by-laws of the Corporation or by this Certificate of Incorporation.

F.    Removal. Directors of the Corporation may be removed by the stockholders only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

G.    Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

H.    Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the by-laws of the Corporation.

I.    Amendments to Paragraph. Notwithstanding any other provisions of law, this Certificate of Incorporation or the by-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Paragraph EIGHTH.

EIGHTH: Except to the extent that the GCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Paragraph EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

NINTH:

A.    Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.    Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the

Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

C.    Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Paragraph NINTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in sub-paragraphs A and B of this Paragraph NINTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

D.    Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this sub-paragraph D. The Indemnitee shall have the right to employ his own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Paragraph. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Paragraph for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

E.    Advance of Expenses. Subject to the provisions of sub-paragraph F of this Paragraph NINTH, in the event that the Corporation does not assume the defense pursuant to sub-paragraph D of this Paragraph NINTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Paragraph, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Paragraph; and further provided that no such advancement of expenses shall be made if it is determined (in the manner described in sub-paragraph F) that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

F.    Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to sub-paragraphs A, B, C or E of this Paragraph NINTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under sub-paragraphs A, B or E of this Paragraph NINTH the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in sub-paragraphs A, B or E of this Paragraph NINTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under sub-paragraphs A or B only as authorized in the specific case upon a determination by the Corporation that the indemnification of the Indemnitee is proper because the Indemnitee has met the applicable standard of conduct set forth in sub-paragraphs A or B, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

G.    Remedies. The right to indemnification or advances as granted by this Paragraph shall be enforceable by the Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to sub-paragraph F of this Paragraph NINTH that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

H.    Limitations. Notwithstanding anything to the contrary in this Paragraph, except as set forth in sub-paragraph G of this Paragraph NINTH, the Corporation shall not indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Paragraph, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

I.    Subsequent Amendment. No amendment, termination or repeal of this Paragraph or of the relevant provisions of the GCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

J.    Other Rights. The indemnification and advancement of expenses provided by this Paragraph shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Paragraph shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Paragraph. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Paragraph.

K.    Partial Indemnification. If an Indemnitee is entitled under any provision of this Paragraph to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

L.    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

M.    Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Paragraph with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

N.    Savings Clause. If this Paragraph or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Paragraph that shall not have been invalidated and to the fullest extent permitted by applicable law.

O.    Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the GCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

P.    Subsequent Legislation. If the GCL is amended after adoption of this Paragraph to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the GCL, as so amended.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH. Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the President or the Board of Directors. Notwithstanding any other provision of law, this Certificate of Incorporation or the by-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Paragraph ELEVENTH.

TWELFTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Twelfth.

THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its                     thereunto duly authorized, who acknowledges and affirms, under penalty of perjury, that this certificate is the act and deed of the Corporation and that the facts stated herein are true     day of         , 2008.

By:
Name: Title:

Common Stock Card

GOOD HARBOR PARTNERS ACQUISITION CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON     , 2008

The undersigned hereby appoints Ralph S. Sheridan and Roger W. Cressey, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Good Harbor Partners Acquisition Corp. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Good Harbor Partners Acquisition Corp. to be held on         , 2008, at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts 02199, at              p.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, THIS PROXY WILL BE VOTED “AGAINST” THE EARLY DISTRIBUTION PROPOSAL, THE ELIMINATION OF BLANK CHECK COMPANY RESTRICTIONS PROPOSAL, THE AUTHORIZED SHARES PROPOSAL AND THE WRITTEN CONSENT PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FOLD AND DETACH HERE

☒	Please mark votes as in this sample.

EARLY DISTRIBUTION PROPOSAL:	To approve the amendment to the certificate of incorporation to permit the early distribution of the trust account to the holders of Class B common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE EARLY DISTRIBUTION PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

ELIMINATION OF BLANK CHECK COMPANY RESTRICTIONS PROPOSAL:	To remove the Fifth Article from the certificate of incorporation, which, among other blank check company-related restrictions, requires Good Harbor to dissolve following distribution of the IPO trust account, and to remove the related dual class common stock capital structure by eliminating the authorized Class B common stock as incidental to the Fifth Article.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELIMINATION OF BLANK CHECK COMPANY RESTRICTIONS PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

AUTHORIZED SHARES PROPOSAL:	To increase the authorized shares of common stock from 40,000,000 shares to 80,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZED SHARES PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

WRITTEN CONSENT PROPOSAL:	To restrict the Good Harbor stockholders’ ability to act by written consent.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE WRITTEN CONSENT PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

[SEE REVERSE SIDE]

Common Stock Card (Continued)

FOLD AND DETACH HERE

ADJOURNMENT PROPOSAL:	To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the early distribution proposal or any of the amendment and restatement proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (Joint Owners)	Date , 2008

Class B Common Stock Card

GOOD HARBOR PARTNERS ACQUISITION CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON     , 2008

The undersigned hereby appoints Ralph S. Sheridan and Roger W. Cressey, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of Class B common stock of Good Harbor Partners Acquisition Corp. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Good Harbor Partners Acquisition Corp. to be held on         , 2008, at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts 02199, at              p.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, THIS PROXY WILL BE VOTED “AGAINST” THE EARLY DISTRIBUTION PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FOLD AND DETACH HERE

☒	Please mark votes as in this sample.

EARLY DISTRIBUTION PROPOSAL:	To approve the amendment to the certificate of incorporation to permit the early distribution of the trust account to the holders of Class B common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE EARLY DISTRIBUTION PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

[SEE REVERSE SIDE]

Class B Common Stock Card (Continued)

FOLD AND DETACH HERE

ADJOURNMENT PROPOSAL:	To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the early distribution proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL

	☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (Joint Owners)	Date , 2008